Exhibit 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, which contains an explanatory paragraph relating to the changing of the method of accounting for Shared Technologies Fairchild Inc.'s investment in one of its subsidiaries, dated March 1, 1996 on our audits of the consolidated financial statements and financial statement schedule of Shared
Technologies Fairchild Inc. as of December 31, 1995 and for the years ended December 31, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts".




                                             /s/ Rothstein, Kass & Company, P.C.
                                             -----------------------------------
                                             Rothstein, Kass & Company, P.C.


Roseland, New Jersey
November 6, 1997